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                                                                      EXHIBIT 21


SUBSIDIARIES OF THE REGISTRANT

NAME                                                     JURISDICTION OF INCORPORATION
-----------------------------------------------          ------------------------------------
Integra Bank NA                                          United States
 * IBNK Leasing Corp.                                    State of Indiana
 * West Kentucky Insurance and Financial Services, Inc.  Commonwealth of Kentucky
 * Integra Illinois Investment Co., LLC                  State of Delaware
 * Integra Loan Company, LLC                             State of Delaware
Twenty - One Southeast Third Corporation                 State of Indiana
Integra Capital Trust I                                  State of Delaware
Integra Capital Trust II                                 State of Delaware

* - Wholly owned subsidiary of Integra Bank NA
** - Ninety-nine percent owned by Integra Illinois Investment Co., LLC and one percent owned by Integra Bank NA